EXHIBIT 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT AUDITORS’ REPORT

We have audited the accompanying consolidated balance sheets of Automated Interiors, LLC. as of December 31, 2005 and 2004, and the related statements of operations, members equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Automated Interiors, LLC. as of December 31, 2005 and 2004 and the results of its operations and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

De Joya Griffith & Company, LLC
September 19, 2006
Henderson, Nevada

2580 Anthem Village Drive, Henderson, NV 89052
Telephone (702) 588-5960 ● Facsimile (702) 588-5979

AUTOMATED INTERIORS, LLC
BALANCE SHEETS
(Audited)

	As of December 31, 2005	As of December 31, 2004
ASSETS

CURRENT ASSETS
Cash	$28,711	$-
Accounts receivable	152,658	16,156
Construction in progress	97,928	-
Prepaid insurance	2,320	-
Total current assets	281,617	16,156

OTHER ASSETS
Transportation equipment	74,631	10,000
Accumulated depreciation	(6,067)	(500)
Total other assets	68,564	9,500

TOTAL ASSETS	$350,181	$25,656

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$9,605	$11,758
Bank overdraft	-	2,573
Rent accrual - related party	11,400	11,400
Deferred revenue	114,500	-
Short-term note payable	-	5,000
Short-term note payable - related party	-	5,100
Current portion of loans payable - related party	7,900	-
Total current liabilities	143,405	35,831

LONG-TERM LIABILITIES
Loans payable - related party - net of current portion	133,326	85,671

COMMITMENTS AND CONTINGENCIES	-	-

MEMBERS' EQUITY (DEFICIT)	73,450	(95,846)

TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT)	$350,181	$25,656

The accompanying notes are an integral part of these financial statements

AUTOMATED INTERIORS, LLC
STATEMENTS OF OPERATIONS AND MEMBERS’ EQUITY (DEFICIT)
(Audited)

	Year Ended
	December 31,	December 31,
	2005	2004

REVENUE	$1,022,027	$489,752

COST OF GOODS SOLD	728,944	417,395

GROSS PROFIT	293,083	72,357

EXPENSES
Selling, general and administrative	68,690	125,288
Selling, general and administrative - related party	48,048	42,415
Depreciation and amortization expense	5,567	500
Total expenses	122,305	168,203

INCOME (LOSS) FROM OPERATIONS	170,778	(95,846)

OTHER INCOME (EXPENSES)
Financing and interest expenses	(570)	-
Financing and interest expenses - related party	(912)	-
Total other income (expenses)	(1,482)	-

NET INCOME (LOSS)	$169,296	$(95,846)

MEMBERS' EQUITY (DEFICIT), Beginning balance	(95,846)	-

MEMBERS' EQUITY (DEFICIT), Ending balance	$73,450	$(95,846)

The accompanying notes are an integral part of these financial statements

AUTOMATED INTERIORS, LLC
STATEMENTS OF CASH FLOWS
(Audited)
	Year Ended
	December 31,	December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$169,296	$(95,846)

Adjustments to reconcile net Income (loss) to net cash provided
(used) by operating activities:
Depreciation expense	5,567	500
Changes in assets and liabilities:
Decrease (increase) in prepaid insurance	(2,320)	-
Decrease (increase) in accounts receivable	(136,502)	(16,156)
Decrease (increase) in construction in progress	(97,928)	-
Increase (decrease) in accounts payable	(2,153)	11,758
Increase (decrease) in rent accrual	-	11,400
Increase (decrease) in deferred revenue	114,500	-
Increase (decrease) in short-term note payable - related party	(5,100)	-
Net cash provided (used) by operating activities	45,360	(88,344)

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
Transportation equipment	(64,631)	(10,000)
Net cash used by investing activities	(64,631)	(10,000)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Increase (decrease) in bank overdraft	(2,573)	2,573
Net proceeds from loan	(5,000)	5,000
Net proceeds from loan - related party	55,555	90,771
Net cash provided by financing activities	47,982	98,344

NET INCREASE (DECREASE) IN CASH	28,711	-

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF PERIOD	$28,711	$-

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Income taxes paid	$-	$-
Interest paid	$1,377	$-

The accompanying notes are an integral part of these financial statements

AUTOMATED INTERIORS, LLC

NOTES TO THE FINANCIAL STATEMENTS

Note 1 - Nature of the Business and Significant Accounting Policies:

Nature of the Business: Automated Interiors, LLC (“AI”) was established on November 17, 2003 in the State of Georgia, and has offices and design facilities located in Atlanta, Georgia. AI designs and engineers the installation of electronic components to facilitate “smart” buildings. AI has partnered with developers and builders who now offer structured wiring in newly constructed homes and buildings as a result of a dramatic increase in broadband use and consumer demand for the latest technological innovations in home and security automation. AI’s operations are centered primarily in the Southeast region of the United States. AI has, to date, utilized the services of independent subcontractors for staffing needs.

Fiscal Year: AI’s fiscal year-end is December 31st.

Accounting Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

Cash and Cash Equivalents: For purposes of the statement of cash flows, AI considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 2005 and 2004, AI did not have cash in excess of federally insured amounts held in cash accounts. There are no restrictions on AI’s cash accounts.

Accounts Receivable: Accounts Receivable is uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. The carrying amount of accounts receivable is reviewed for collectibility. Should management determine that collection is unlikely, an allowance that reflects management’s best estimate of the amounts that will not be collected will be provided. Management reviews each accounts receivable balance that exceeds 30 days from the invoice date and, based on an assessment of the current creditworthiness, estimates the portion, if any, of the balance that will not be collected. At December 31, 2005 and 2004 there was no reserve for doubtful accounts.

Inventories: AI currently does not require inventories. Due to the competitive nature of electronic components, management has attempted to maintain a showroom to demonstrate functionality of various electronic systems; however, components for installation are planned and designed into projects following final sales commitments. The need for inventory can be affected by assumptions about market demand and conditions, projected volume discounts, certain vendor territory requirements, historical usage rates, model changes and new product introductions. If market changes or new product introductions create more or less than favorable product conditions, inventories may need to be created.

Fixed Assets: Fixed assets consisting of transportation equipment are stated at cost. Expenditures that materially increase the life of the assets are capitalized. Ordinary maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized at that time. Depreciation is computed on the straight-line method for financial statement purposes over a five year estimated useful life.

Depreciation expense for the years ended December 31, 2005 and December 31, 2004 was $5,567 and $500, respectively. (See Note 2 - Fixed Assets)

Fair Value of Financial Instruments: Management estimates the carrying value of financial instruments on the financial statements at their approximate fair values.

Revenue Recognition: AI has elected to recognize all revenue on a completed contract method. The completed contract method requires AI to defer revenue and expense recognition until the contract has been substantially completed. Management has determined that the completed contract method of accounting for all contracts will more accurately reflect the nature of all jobs where, due to the volatile nature of electronic components, significant uncertainty may exist with respect to the total cost of performing the contract and, accordingly, the ultimate amount of profit to be recognized thereon.  Currently, AI does not have sales or contracts that extend beyond six months.

AI has developed criteria for determining whether a project should be recorded as a sale or as a deferred sale (a balance sheet liability). The criteria for recording a sale are that the installation has been completed, all costs of design and installation have been accrued or paid, and there are no material contingent obligations outstanding.

Construction in Progress: In connection with the utilization of the completed contract method of revenue recognition, AI maintains a construction in progress account for costs of jobs in progress. All costs directly associated with the completion of a contract are accumulated as charges to the construction in progress prior to completion of the jobs. Upon completion of a contract, all related costs charged to construction in progress are transferred to cost of goods sold.

Deferred Revenue: Interim billings for contracts in progress are credited to deferred revenue prior to completion of the contract. Upon completion of a contract, all related billings are credited to revenue for the period.

Income Taxes: The partnership is not a taxpaying entity for federal income tax purposes, and thus, no income tax expense has been recorded in the financial statements. Income from the partnership is taxed to the partners in their individual returns. Partnership net income is allocated equally to the partners.

Advertising Cost: Costs incurred in connection with advertising and promotion of AI’s products are expensed as incurred. Such costs amounted to $30,948, and $53,904 for the years ended December 31, 2005 and 2004, respectively.

Warranties: AI warrants the installed systems against defects in materials and workmanship through the respective manufacturers of the systems/equipment for a period of one year, and AI personally warrants installation labor of the systems it installs. Currently there is no reserve for warranty obligations.

Recently Issued Accounting Pronouncements: In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections” - a Replacement of APB Opinion No. 20 and SFAS No. 3. SFAS No. 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. AI does not believe that the adoption of SFAS No. 154 will have a significant impact on its financial statements.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments,” which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, and establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives. Currently AI does not have any “hybrid financial instruments” to which SFAS No. 155 would apply. AI does not expect the adoption of SFAS No. 155 to have a material impact on AI’s financial position, results of operations and cash flows.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets,” which amends SFAS No. 140. SFAS No. 156 may be adopted as early as January 1, 2006 for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities such as AI). The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as, to simplify efforts to obtain hedge-like accounting. SFAS No. 156 permits a servicer, using derivative financial instruments, to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute or fair value. AI does not expect the adoption of SFAS No. 156 to have a material impact on its financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which enhances existing guidance for measuring assets and liabilities using fair value. Prior to the issuance of SFAS No. 157, guidance for applying fair value was incorporated in several accounting pronouncements.

SFAS No. 157 provides a single definition of fair value, together with a framework for measuring it, and requires additional disclosure about the use of fair value to measure assets and liabilities. SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets. Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy. While SFAS No. 157 does not add any new fair value measurements, it does change current practice. Changes to practice include:

▪	A requirement for an entity to include its own credit standing in the measurement of its liabilities.
▪	A modification of the transaction price presumption.
▪	A prohibition on the use of block discounts when valuing large blocks of securities for broker-dealers and investment companies.
▪	A requirement to adjust the value of restricted stock for the effect of the restriction even if the restriction lapses within one year.

When a subsidiary is the plan sponsor and is consolidated using a different fiscal period than its parent, the parent should measure the subsidiary’s postretirement benefit plan assets and benefit obligations as of the same date used to consolidate the subsidiary; and when the plan is sponsored by an equity method investee and the financial statements of the equity method investee are not timely available for the investor to apply the equity method currently, the investor should measure the investee’s plan assets and benefit obligations as of the same date of the investee’s financial statements used to apply the equity method.

SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. Earlier application is encouraged. AI does not expect the adoption of SFAS No. 157 to have a material impact on its financial position, results of operations or cash flows.

Additionally, in September 2006, the FASB issued SFAS No. 158. SFAS No. 158 requires a calendar year-end company with publicly traded equity securities that sponsors a postretirement benefit plan to fully recognize, as an asset or liability, the over-funded or under-funded status of its benefit plan(s) in its 2006 year-end balance sheet. The funded status is measured as the difference between the fair value of the plan’s assets and its benefit obligation as of the year-end balance sheet date. SFAS No. 158 will become effective for fiscal years ending after December 15, 2006 for entities with publicly traded equity securities. For all other entities, those provisions are effective for fiscal years ending after June 15, 2007. The provision to require measurement at the entity’s year-end balance sheet date will be effective for fiscal years ending after December 15, 2008. AI does not expect the adoption of SPAS No. 158 to have a material impact on its financial position, results of operations or cash flows.

Note 2 - Fixed Assets:

Fixed assets as of December 31, 2005 and 2004, consisted of the following: (See Note 5 - Related Party Transactions.)

	2005	2004
Transportation equipment	$74,631	$10,000

Accumulated depreciation	(6,067)	(500)
	$68,564	$9,500

Note 3 - Long-term Debt and Pledged Assets:

As of December 31, 2005 and 2004, AI had long-term loans payable to an officer and member of AI of $141,226 and $85,671, respectively. (See Note 5 - Related Party Transactions).

Following is a summary of AI’s long-term debt at December 31, 2005 and 2004, with current maturities determined based upon the net reduction of debt arising from AI making the minimum agreed-to payments.

	December 31,	December 31,
	2005	2004
15.25% loan payable to an officer for the purchase of a vehicle; monthly payments of $574.96 through August 2011, secured by the vehicle purchased.	$26,060	$—
19.50% loan payable to an officer for the purchase of a vehicle; monthly payments of $897.02 through January 3, 2011, secured by the vehicle purchased.	34,216	—
Unsecured, interest free loan payable to an officer for various cash advances, expenses paid and assets transferred to AI by the creditor; payoff due on December 4, 2007; 6% interest to be paid on any outstanding balance as of December 4, 2007.	80,950	85,671
Total long term debt	141,226	85,671
Less: Current portion of long-term debt:	(7,900)	—
Net Long Term Debt	$133,326	$85,671

Under the terms of the loans described above, AI is obligated to pay at least the following principal amounts in the years specified below:

Year	Amount
2006	$7,900
2007	89,933
2008	10,719
2009	12,796
2010	15,282
Thereafter	4,596
Total	$141,226

Note 4 - Commitments and Contingencies:

Facilities Lease - On January 26, 2004, AI entered into a lease with the spouse of an officer and member of AI, wherein AI agreed to rent a showroom outfitted with several of the products utilized in typical high-end automation of buildings (i.e., home theater applications). AI has agreed to pay monthly rents of $3,000 through December 31, 2015. (See Note 5 - Related Party Transactions.)

During the years ended December 31, 2005 and 2004, AI paid $38,000 and $36,000, respectively on the facilities lease. The lease expense is included in selling, general and administrative expense - related parties.

Under the terms of the lease, AI is obligated to make annual rental payments to the landlord in the following amounts:

2006	$36,000
2007	36,000
2008	36,000
2009	36,000
2010	36,000
Thereafter	$180,000

Vehicle Lease - During 2003, AI entered into an agreement to lease a 2000 Lincoln Navigator from an officer and member of AI. During the years ended December 31, 2005 and 2004, AI made lease payments, (included in selling, general and administrative expense - related parties), of $10,048 and $6,415, respectively to an officer and member of AI. (See Note 5 - Related Party Transactions).

Note 5 - Related Party Transactions:

Loans From Founder - As of December 31, 2005 and 2004, the CEO and founder of AI loaned AI $80,950 and $85,971, respectively. (See Note 3 - Long-term Debt and Pledged Assets).

Loans from Member’s Spouse - During 2004, the spouse of an officer and member of AI advanced funds on two occasions to AI in the total amount of $5,000. The advances were evidenced by non-interest bearing demand notes dated April 22, 2004 for $2,000 and May 14, 2004 for $3,000. The notes were outstanding at December 31, 2004, and are included as short-term notes payable-related parties totaling $5,100 as of that date. AI repaid the notes during 2005.

Facilities Lease with Member’s Spouse - On January 26, 2004, AI entered into a lease agreement for AI’s showroom with the spouse of an officer and member of AI. The lease is for a period of 11 years ending January 26, 2015, and includes monthly payments of $3,000 per month. (See Note 4 - Commitments and Contingencies.)

Automobile Leased from Member - During August 2003, AI entered into an operating lease for an automobile with a member and officer of AI. The lease was terminated in December of 2005 when the vehicle was replaced with another automobile that was purchased from the officer. Both vehicles were provided to the officer for use in fulfilling his work responsibilities. For the years ended December 31, 2005 and 2004, AI disbursed $6,415 and $10,248, respectively to the officer as lease payments.

Secured Loans From Member - During August 2005, AI agreed to purchase a truck from an officer and member of AI. During December 2005, AI also purchased another vehicle from the officer to replace a vehicle that had been provided under an operating lease. Both vehicles are available for the use of the officer and other employees of AI (See Note 2 - Fixed Assets and Note 3 - Long-term Debt and Pledged Assets.)

Guaranteed Payments to Member - For the years ended December 31, 2005 and 2004, AI paid compensation of $40,265 and $43,600, respectively in the form of guaranteed payments from the operations of AI.

Payments to a Member for Services as a Subcontractor - Included in AI’s cost of goods sold were payments of $11,500 and $8,000 for the years ended December 31, 2005 and 2004, respectively, to an officer and member of AI in return for sub-contractor services, which were performed through a business that was controlled by the officer.

Note 6 - Subsequent Events:

On April 18, 2006, AI was acquired by Winsonic Digital Media Group, Inc., a publicly held Nevada corporation (“WDMG”), pursuant to an Amended and Restated Acquisition and Share Exchange Agreement executed on May 15, 2006 and effective for all purposes as of April 18, 2006.

WDMG is a media distribution solutions company. The software and network deployed by WDMG establishes a new standard for media distribution of digital content and data via the Internet, ATM, SDI, HDTV, digital cable, cable TV and satellite. The network being deployed by WDMG (i.e., Winsonic Digital Cable Systems Network (“WDCSN”)) enables users to view, interact, and listen to all types of audio, online video and digital TV in full screen format, at high speeds, superb quality and at greatly reduced costs; thereby eliminating the need for expensive high-speed connections.

The transaction will be accounted for using the purchase method of accounting. The acquisition included the purchase of all of the net assets of AI in exchange for an aggregate of 411,956 shares of WDMG’s common stock. The value of the transaction will be based upon the fair market value of the net assets acquired and upon the market value of WDMG stock. During April 2006, the value of WDMG stock fluctuated between $0.39 and $0.43 per share yielding an expected value ranging between $160,000 and $177,000 for the net assets.

During January 2006, AI paid an obligation of an officer of WDMG in the amount of $2,500; and the officer signed a non-interest bearing demand note with AI. As of October 15, 2006, the obligation is outstanding.